Exhibit 99.1

The Bank of New York Mellon Corporation

Quarterly Earnings Review

Financial Results

April 21, 2009

Table of Contents

Cautionary Statement/Non-GAAP Measures	2

First Quarter 2009 Financial Highlights (vs. first quarter 2008)	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Investment Securities Portfolio	9

Capital	10

Nonperforming Assets	11

Allowance for Credit Losses, Provision and Net Charge-offs	11

Merger Update – Integration Milestones	12

Business Segments	13

• Asset Management	13
• Wealth Management	14
• Asset Servicing	15
• Issuer Services	16
• Clearing Services	17
• Treasury Services	18
• Other	19

Supplemental Information - Explanation of Non-GAAP Financial Measures	20

All narrative comparisons in this Quarterly Earnings Review are with the first quarter of 2008 and all information is reported on a continuing operations basis, unless otherwise noted.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, investments in assets subsequent to the end of first quarter of 2009; FDIC deposit assessments; expectations with respect to service quality; expectations with respect to the timing and amount of future dividends and growth; repayment of the TARP investment; and expected losses on the securities portfolio; as well as the Company’s overall plans, strategies, goals, objectives, expectations, estimates and intentions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in the Company’s annual report on Form 10-K for the year ended Dec. 31, 2008 and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings review speak only as of April 21, 2009 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

NON-GAAP MEASURES

Throughout this Quarterly Earnings Review, certain financial measures, which are noted, exclude and/or are adjusted for certain items. These adjustments or exclusions can impact revenue, noninterest expense, pre-tax income, net income and earnings per share amounts as well as related ratios and growth rates. We believe this supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends in our business. We believe this information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. These items also are excluded from our segment measures used internally to evaluate segment performance because management does not consider them to be particularly relevant or useful in evaluating the operating performance of our business segments. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: Investment write-downs and SILO/LILO charges.

Noninterest expense: Support agreement and restructuring charges, merger & integration (“M&I”) expenses; intangible amortization expense and goodwill impairment.

Earnings per share: Investment write-downs, SILO/LILO/tax settlement charges, support agreement and restructuring charges, M&I expenses, intangible amortization expense and goodwill impairment.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

FIRST QUARTER 2009 FINANCIAL HIGHLIGHTS (vs. first quarter 2008)

	Income after-tax from continuing operations (a)	EPS from continuing operations (a)
	$ millions
Earnings:
GAAP	$ 322	$ 0.28
Non-GAAP adjustments:	41	0.04
M&I expenses
Investment write-downs, restructuring charges, support agreement charges and goodwill impairment	247	0.21

Continuing operations excluding M&I expenses, investment write-downs, restructuring charges, support agreement charges and goodwill impairment	610	0.53
Intangible amortization	66	0.06

Continuing operations excluding M&I expenses, investment write-downs, restructuring charges, support agreement charges, goodwill impairment and intangible amortization	$ 676	$ 0.59

Businesses	1st Quarter 2009		Growth vs. 1Q08
(dollar amounts in millions)	Revenue (b)	Pre-tax income (b)	Revenue (b)	Expense (b)
Institutional Services	$2,480	$1,037	(7)%	(5)%
Asset and Wealth Management	722	182	(28)	(23)

Total Businesses (c)	$3,202	$1,219	(13)%	(11)%

KEY POINTS

•	Operating results reflect market share gains, strong expense control and capital generation, offset by lower market values, a decrease in client volumes and low interest rates
•	Operating revenue declined 14% 1Q09 vs. 1Q08; declined 21% (unannualized) sequentially
•	Short-term liquid assets of 49% (vs. 32% in 1Q08) reduced EPS by approximately 3-4 cents
•	Operating expenses declined 10% 1Q09 vs. 1Q08; declined 9% (unannualized) sequentially
•	Earnings impacted by securities write-downs ($295 million pre-tax)
•	Includes $140 million pre-tax primarily related to a structured tax investment and seed capital write-downs
•	Continue to exceed merger-related expense and revenue synergy targets
•	1Q09 expense synergies of $173 million ($692 million annualized); up 10% vs. 4Q08
•	1Q09 annualized 2009 revenue synergies of $186 million
•	Capital ratios continue to strengthen:
•	Tier 1 capital ratio 13.8% vs. 13.3% at 12/31/08
•	Tangible common equity to assets ratio 4.2% vs. 3.8% at 12/31/08
•	Unrealized net of tax loss on our securities portfolio was $4.5 billion at 3/31/09; $4.1 billion at 12/31/08 (equals 263 basis points of TCE)
•	Quarterly dividend reduced to $0.09; building capital for flexibility, growth and the repayment of TARP when permitted
•	Assets under custody and administration of $19.5 trillion vs. $20.2 trillion at 12/31/08
•	Assets under management of $881 billion vs. $928 billion at 12/31/08
•	R&M Global Custody Survey (March 2009) – BNY Mellon ranked #1 overall for the second consecutive year
•	Global Investor Magazine FX Survey – #1 FX provider including best FX service overall

(a)	See page 20 for a reconciliation of EPS and total revenue – GAAP to non-GAAP.
(b)	Excludes M&I, investment write-downs, restructuring charges, support agreement charges, goodwill impairment and intangible amortization.
(c)	Excludes the Other segment.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2008					2009	1Q09 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr		1st Qtr	1Q08	4Q08
Fee revenue – excluding investment write-downs	$3,053	$3,134	$3,085	$3,057		$2,485	(19)%	(19)%
Net interest revenue – excluding SILO/LILO charges	767	788	815	1,070		792	3	(26)

Total revenue – excluding SILO/LILO charges and investment write-downs	3,820	3,922	3,900	4,127		3,277 (a)	(14)	(21)
Provision for credit losses	16	25	30	60		80
Total noninterest expense – excluding support agreement charges, restructuring charges, goodwill impairment, M&I expenses and intangible amortization	2,350	2,484	2,371	2,313		2,114	(10)	(9)

Pre-tax income from continuing operations – before extraordinary (loss) (non-GAAP)	1,454	1,413	1,499	1,754		1,083	(26)%	(38)%
Investment write-downs	(73)	(152)	(162)	(1,241)		(347)
SILO/LILO charges	-	377	112	-		-
Support agreement charges	14	(9)	726	163		(8)
Restructuring charges	-	-	-	181		10
Goodwill impairment-Mellon United National Bank	-	-	-	-		50
M&I expenses	126	149	111	97		68
Amortization of intangible assets	122	124	120	116		108

Pre-tax income (loss) from continuing operations – before extraordinary (loss) (GAAP)	1,119	620	268	(44)		508
Provision (benefit) for income taxes	361	312	(41)	(135)		138

Income from continuing operations – before extraordinary (loss)	758	308	309	91		370	(51)%	307%
Discontinued operations income (loss), net of tax	(3)	7	(2)	1		-
Extraordinary (loss) on consolidation of commercial paper conduit, net of tax	-	-	-	(26)		-

Net income	$755	$315	$307	$66		$370	(51)%	461%

KEY METRICS (Continuing operations):
Pre-tax operating margin (FTE):
GAAP	30%	19%	8%	(1	)% (b)	18%
Non-GAAP adjusted (c)	38%	36%	39%	43%		33%

Return on tangible common equity (annualized):
GAAP	35.8%	18.5%	19.0%	6.7	% (b)	26.1%
Non-GAAP adjusted (d)	41.4%	45.7%	50.4%	61.5%		45.5%

Return on equity (annualized):
GAAP	10.2%	4.3%	4.3%	0.8	% (b)	5.2%
Non-GAAP adjusted (c)	12.9%	13.2%	14.3%	16.9%		10.9%

Fee and other revenue as a percentage of total revenue, excluding investment write-downs and SILO/LILO charges (FTE)	80%	80%	79%	74%		76%

Non-U.S. percent of revenue excluding the SILO/LILO charges and investment write-downs (FTE)	32%	33%	32%	31%		29%

Effective tax rate – non-GAAP adjusted (d)	33.5%	33.1%	32.3%	32.5%		32.6%

Employees	42,600	43,100	43,200	42,900		42,000
Market capitalization	$47,732	$43,356	$37,388	$32,536		$32,585
Common shares outstanding	1,143,818	1,146,070	1,147,567	1,148,467		1,153,450
(a)	Total revenue for the first quarter of 2009, including investment write-downs, was $2.930 billion and decreased 22% compared with 1Q08 and increased 2% (unannualized) sequentially on a comparable basis. See page 20 for a reconciliation of total revenue GAAP to non-GAAP.
(b)	Excludes extraordinary loss.
(c)	Excludes M&I expenses, the SILO/LILO/tax settlements, support agreement charges, restructuring charges, investment write-downs, goodwill impairment and intangible amortization expense.
(d)	Excludes M&I expenses, SILO/LILO/tax settlements, support agreement charges, restructuring charges, investment write-downs and goodwill impairment.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2008				2009	1Q09 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
Market value of assets under management at period-end (in billions)	$1,105	$1,113	$1,067	$928	$881	(20)%	(5)%

Market value of assets under custody and administration at period-end (in trillions)	$23.1	$23.0	$22.4	$20.2	$19.5	(16)%	(3)%

Market value of securities on loan at period-end (in billions) (a)	$660	$588	$470	$326	$293	(56)%	(10)%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from Dec. 31, 2008 to March 31, 2009 by business segment
(in billions)	Asset Management	Wealth Management		Total
Market value of assets under management at Dec. 31, 2008	$859	$69		$928
Net inflows (outflows):
Long-term	(2)	1		(1)
Money market	(11)	-		(11)
Total net inflows (outflows)	(13)	1		(12)
Net market depreciation (b)	(31)	(4)		(35)
Market value of assets under management at March 31, 2009	$815 (c)	$66	(d)	$881
(a)	Preliminary.
(b)	Includes the effect of changes in foreign exchange rates.
(c)	Excludes $3 billion subadvised for the Wealth Management segment.
(d)	Excludes private client assets managed in the Asset Management segment.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period-end (a)	2008				2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Equity	40%	38%	36%	29%	27%
Money market	29%	31%	34%	43%	45%
Fixed income	18%	18%	20%	18%	19%
Alternative investments and overlay	13%	13%	10%	10%	9%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

Market indices	2008				2009	1Q09 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
S&P 500 Index (a)	1323	1280	1166	903	798	(40)%	(12)%
S&P 500 Index-daily average	1353	1371	1252	916	809	(40)	(12)
FTSE 100 Index (a)	5702	5626	4902	4434	3926	(31)	(11)
FTSE 100 Index-daily average	5891	5979	5359	4270	4040	(31)	(5)
NASDAQ Composite Index (a)	2279	2293	2092	1577	1529	(33)	(3)
Lehman Brothers Aggregate Bondsm Index (a)	281	270	256	275	262	(7)	(5)
MSCI EAFE® Index (a)	2039	1967	1553	1237	1056	(48)	(15)
NYSE Share Volume (in billions)	158	141	180	181	161	2	(11)
NASDAQ Share Volume (in billions)	149	135	145	148	136	(9)	(8)
(a)	Period end.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

FEE AND OTHER REVENUE

	2008				2009	1Q09 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
Securities servicing fees:
Asset servicing (a)	$899	$864	$803	$782	$609	(32)%	(22)%
Issuer services	376	444	477	388	364	(3)	(6)
Clearing services (b)	263	264	259	279	253	(4)	(9)
Total securities servicing fees	1,538	1,572	1,539	1,449	1,226	(20)	(15)
Asset and wealth management fees	842	844	792	657	609	(28)	(7)
Performance fees	20	16	3	44	7	(65)	(84)
Foreign exchange and other trading activities	259	308	385	510	307	19	(40)
Treasury services	124	130	130	134	126	2	(6)
Distribution and servicing	98	110	107	106	111	13	5
Financing-related fees	48	50	45	45	48	-	7
Investment income (b)	28	62	38	47	(21)	N/M	N/M
Other	96	42	46	65	20	(79)	(69)
Total fee revenue (non-FTE)	$3,053	$3,134	$3,085	$3,057	$2,433	(20)%	(20)%
Securities gains (losses)	(73)	(152)	(162)	(1,241)	(295)	N/M	N/M
Total fee and other revenue (non-FTE)	$2,980	$2,982	$2,923	$1,816	$2,138	(28)%	18%
Total fee and other revenue (FTE)	$2,989	$2,993	$2,934	$1,825	$2,146	(28)%	18%
Fee and other revenue as a percentage of total revenue (FTE)	79%	88%	81%	63%	73%
Fee and other revenue as a percent of total revenue
(FTE) – non-GAAP adjusted (c)	80%	80%	79%	74%	76%
(a)	Includes securities lending revenue of $245 million in 1Q08, $202 million in 2Q08, $155 million in 3Q08, $187 million in 4Q08 and $90 million in 1Q09.
(b)	In 1Q09, fee revenue associated with an equity investment was reclassified from clearing services revenue to investment income. Fee revenue associated with this equity investment was a loss of $58 million in 1Q09, and revenue of $9 million in 4Q08, $3 million in 3Q08, $6 million in 2Q08 and $4 million in 1Q08. Prior period amounts have been reclassified.
(c)	Excluding investment write-downs and SILO/LILO charges.

N/M - Not meaningful.

KEY POINTS

•

Asset servicing fees – Continued strong new business wins over the past year offset by lower securities lending revenue, lower market values and transaction volumes and a stronger U.S. dollar, impacted the year-over-year and sequential results.

•

Issuer services fees – Lower levels of fixed income issuances globally, partially offset by higher Depositary Receipts due to the timing of corporate actions impacted the year-over-year results. The decrease sequentially reflects lower revenue from Depositary Receipts due to timing of corporate actions and lower Shareowner Services revenue due to lower corporate action activity and the impact of lower equity values on stock option plan fees.

•

Clearing services fees – Year-over-year results were impacted by lower asset values and lower money market mutual fund related revenue. Lower trading volumes in 1Q09, as compared to the record level of trading activity in 4Q08 and lower money market mutual fund related revenue contributed to the linked quarter decline.

•	Asset and wealth management fees – Year-over-year and linked quarter, the impact of new business was offset by the global weakness in market values and the impact of a stronger U.S. dollar.
•

Foreign exchange and other trading was $307 million compared with $259 million in 1Q08 and a record $510 million in 4Q08. The increase from 1Q08 reflects the benefit from higher volatility of key currencies, partially offset by lower client volumes. The decrease from 4Q08 reflects the impact of both lower volatility and client volumes.

•	Investment income decreased $49 million compared to 1Q08 and $68 million sequentially. Both decreases primarily resulted from the write-downs related to certain equity investments.
•

Securities write-downs totaled $295 million in 1Q09 compared with write-downs of $73 million in 1Q08 and $1.241 billion in 4Q08. The write-downs in 1Q08 and 4Q08 included an expected incurred loss of $22 million and $208 million, respectively. Write-downs in 1Q09 primarily reflect the deterioration in the credit quality of certain securities and the adverse impact of low interest rates on a structured tax investment. See the investment portfolio discussion on page 9 for further details.

•	The decrease in other revenue compared with 1Q08 primarily resulted from the $42 million gain related to the initial public offering of VISA recorded in 1Q08.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

NET INTEREST REVENUE

	2008				2009	1Q09 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08		4Q08
Net interest revenue (non-FTE)	$767	$411	$703	$1,070	$792	3%		(26)%
Net interest revenue (FTE)	773	415	708	1,077	796	3		(26)
Net interest margin (FTE)	2.14%	1.16%	1.96%	2.34%	1.89%	(25	) bps	(45	) bps

Excluding the SILO/LILO charges:
Net interest revenue (non-FTE)	$767	$788	815	$1,070	$792	3%		(26)%
Net interest revenue (FTE)	773	792	820	1,077	796	3		(26)
Net interest margin (FTE)	2.14%	2.21%	2.27%	2.34%	1.89%	(25	) bps	(45	) bps

Selected average balances:
Cash/interbank investments	$46,857	$50,105	$51,982	$91,128	$83,292	78%		(9)%
Trading account securities	1,459	1,918	1,791	2,148	1,728	18		(20)
Securities	48,306	45,081	43,534	40,711	44,114	(9)		8
Loans	48,496	47,151	46,983	49,889	40,551	(16)		(19)

Interest-earning assets	145,118	144,255	144,290	183,876	169,685	17		(8)
Interest-bearing deposits	92,881	94,785	86,853	96,575	102,849	11		6
Noninterest-bearing deposits	26,240	24,822	33,462	52,274	43,561	66		(17)

Selected average yields/rates:
Cash/interbank investments	4.08%	3.61%	3.62%	2.62%	1.23%
Trading account securities	5.36	3.74	2.76	3.96	2.86
Securities	5.16	4.97	5.12	5.43	4.24
Loans	4.50	0.61 (a)	2.54 (a)	3.05	2.70
Interest-earning assets	4.59	3.05 (a)	3.71 (a)	3.38	2.38
Interest-bearing deposits	2.66	2.02	1.98	1.04	0.30
Average cash/interbank investments as a percentage of average interest-earning assets	32%	35%	36%	50%	49%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	18%	17%	23%	28%	26%
(a)	Excluding the SILO/LILO charges, the yield on loans was 3.81% and 3.50% and the yield on interest-earning assets was 4.10% and 4.0% for 2Q08 and 3Q08, respectively.
bps	- basis points.

KEY POINTS

•

Net interest revenue and related margin continued to be influenced by the size of the balance sheet, historically low interest rates, and our conservative investment strategy in an uncertain environment.

•	Net interest revenue (FTE) increased 3% year-over-year and declined 26% (unannualized) sequentially.
•

The increase compared with 1Q08 principally reflects a higher level of average interest earning assets, driven by a 66% increase in noninterest-bearing deposits, partially offset by the lower value of interest-free funds.

•

The sequential decrease reflects record low interest rates resulting in a lower value of interest-free funds and narrower spreads. Also contributing to the decline was a lower level of average interest-earning assets resulting from the anticipated decline in the size of the balance sheet as short-term credit markets normalized.

•

The net interest margin decreased 25 basis points year-over-year and 45 basis points sequentially reflecting the impact of lower interest rates on the value of noninterest-bearing deposits and our conservative investment strategy, which was demonstrated by the increase in the proportion of average interest-earning assets invested in cash/interbank investments rising from 32% to 49% year-over-year.

•	Subsequent to the end of 1Q09, we have begun to re-invest in high quality earnings assets with a duration of approximately 2-4 years.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

NONINTEREST EXPENSE

	2008				2009	1Q09 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
Staff:
Compensation	$795	$804	$804	$758	$712	(10)%	(6)%
Incentives	366	386	242	256	248	(32)	(3)
Employee benefits	191	201	172	140	191	-	36
Total staff	1,352	1,391	1,218	1,154	1,151	(15)	-
Professional, legal and other purchased services	252	280	287	307	262	4	(15)
Net occupancy	129	139	164	143	140	9	(2)
Distribution and servicing	130	131	133	123	107	(18)	(13)
Software	79	88	78	86	81	3	(6)
Furniture and equipment	79	79	80	86	77	(3)	(10)
Sub-custodian and clearing	70	83	80	80	66	(6)	(18)
Business development	66	75	62	76	44	(33)	(42)
Other	193	218	269	258	186	(4)	(28)
Subtotal	2,350	2,484	2,371	2,313	2,114	(10)	(9)
Goodwill impairment	-	-	-	-	50	N/M	N/M
Support agreement charges	14	(9)	726	163	(8)	N/M	N/M
Restructuring charges	-	-	-	181	10	N/M	N/M
Amortization of intangible assets	122	124	120	116	108	(11)	(7)
Merger and integration expenses:
The Bank of New York Mellon Corporation	121	146	107	97	68	(44)	(30)
Acquired Corporate Trust Business	5	3	4	-	-	N/M	N/M
Total noninterest expense	$2,612	$2,748	$3,328	$2,870	$2,342	(10)%	(18)%
Total staff expense as a percentage of total revenue (FTE)	36%	41%	33%	40%	39%
Total staff expense as a percentage of total revenue (FTE) – non-GAAP adjusted (a)	35%	35%	31%	28%	35%
(a)	Excluding the SILO/LILO charges and investment write-downs.
N/M	- Not meaningful.

KEY POINTS

•

Strong expense management in response to the operating environment and the continued impact of merger-related synergies drove year-over-year and sequential declines in noninterest expense (excluding goodwill impairment, support agreement charges, restructuring charges, intangible amortization and M&I expenses).

•

The 10% year-over-year decrease was driven by a 15% decline in total staff expense resulting from lower incentive and compensation expense, a 33% decrease in business development expense and a stronger U.S. dollar. Partially offsetting these declines were higher net occupancy and professional, legal and other purchased services.

•	The sequential decrease of 9% (unannualized) included declines in nearly all expense categories.

•	The 1Q09 goodwill impairment charge related to our Mellon United National Bank subsidiary. The restructuring charges in 4Q08 and 1Q09 relate to the 4Q08 announcement of a 4% reduction in staff.

•

In 1Q09, the FDIC proposed a 10-20 basis point special emergency deposit assessment for all depository institutions which is expected to be recorded in 2Q09, if approved. Based on 1Q09 average assessable deposits and assuming a 10 basis point rate, the charge relating to this proposal would have been approximately $75 million.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2009, the fair value of our investment securities portfolio totaled $36.6 billion. The unrealized net of tax loss on our available for sale securities portfolio was $4.5 billion at March 31, 2009. The unrealized net of tax loss at Dec. 31, 2008 was $4.1 billion.

The following table provides the detail of our total securities portfolio.

Securities portfolio March 31, 2009	Amortized Cost (a)	Fair Value	Fair Value as % of Amortized Cost (c)	Portfolio Aggregate Unrealized Gain/(Loss) (b)	Quarter to-date Change in Unrealized Gain/(Loss)	Life-to-date/ Impairment Charge (d)	Ratings
(dollar amounts in millions)							AAA	AA	A	Other
Watch list:
Alt-A RMBS	$8,235	$4,697	54%	$(3,538)	$(774)	$468	19%	3%	3%	75%
Prime/Other RMBS	6,329	4,874	77	(1,455)	326	6	59	11	10	20
Subprime RMBS	1,556	990	61	(566)	25	55	11	52	15	22
Commercial MBS	2,812	2,299	81	(513)	196	22	97	1	1	1
ABS CDOs	42	10	6	(32)	(16)	129	-	-	34	66
Credit cards	686	448	62	(238)	(15)	37	-	7	90	3
Trust preferred securities	124	23	18	(101)	(42)	4	-	-	-	100
Home equity lines of credit	539	233	33	(306)	(82)	168	-	25	-	75
SIV securities	120	95	45	(25)	(8)	90	2	1	-	97
Other	611	443	56	(168)	(33)	184	30	-	2	68
Total watch list (e)	21,054	14,112	64	(6,942)	(423)	1,163	44	10	9	37
Agency RMBS	11,006	11,248	102	242	182	-	100	-	-	-
European floating rate notes	7,012	5,713	81	(1,299)	(128)	4	95	3	-	2
Other	5,540	5,571	101	31	15	2	68	7	4	21
Total	$44,612	$36,644	80%	$(7,968)	$(354)	$1,169	73%	5%	4%	18%
(a)	Amortized cost increased $1.1 billion as a result of adopting FAS 115-2.
(b)	The net impact of recording recent accounting changes increased the portfolio’s unrealized loss by $75 million.
(c)	Amortized cost before impairments.
(d)	As a result of the cumulative effect adjustment of adopting FAS 115-2, life-to-date impairment charges decreased $1.1 billion.
(e)	The “Watch list” includes those securities we view as having a higher risk of additional impairment charges.

Since the end of the fourth quarter, the housing market indicators and the broader economy continued to deteriorate. To reflect the declining value of homes in the current environment, we adjusted our non-agency residential mortgage-backed securities (“RMBS”) loss severity assumptions to decrease the amount we expect to receive to cover the value of the original loan. These adjustments to our assumptions, along with projected defaults, generated a loss in our Alt-A securities portfolio of $125 million in the first quarter of 2009.

The following table provides the detail of securities portfolio losses for the first quarter of 2009.

Securities portfolio losses (in millions)	1Q09
Alt-A securities	$125	(a)
Home equity line of credit	18	(a)
European floating rate notes	4
ABS CDOs	3
Prime MBS	3
Credit cards	2
Other	140	(b)
Total	$295
(a)	Includes $42 million previously recorded in 4Q08 and required to be written down again by FAS 115-2.
(b)	Includes $95 million resulting from the impact of low interest rates on a structured tax investment and $37 million of seed capital write-downs.

Effective March 31, 2009, the Company adopted FAS 115-2 “Recognition and Presentation of Other-Than-Temporary Impairment (OTTI)” which changes the accounting for OTTI. As a result, in the first quarter of 2009, the expected loss component of $295 million was recorded as a securities loss in earnings and the non-credit related component of $1.290 billion remains in accumulated OCI.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

CAPITAL

Capital ratios - preliminary	March 31, 2009		Dec. 31, 2008	March 31, 2008
Tier 1 capital ratio	13.8	%(a)	13.3%	8.8%
Total (Tier 1 plus Tier 2) capital ratio	17.4		17.1	12.1
Leverage capital ratio	7.8		6.9	6.2
Total shareholders’ equity to assets ratio	13.9		11.8	13.9
Tangible common equity to tangible assets ratio (b)	4.2	(c)	3.8	4.4
(a)	The cumulative effect adjustment of adopting FAS 115-2 added approximately 33 bps to the Tier 1 ratio at March 31, 2009.
(b)	See page 22 for a calculation of this ratio.
(c)	Adoption of recent accounting changes added approximately 28 basis points to the tangible common equity to assets ratio.

Position versus Eight Peer Group Banks (a)
Tier 1 capital ratio:	#2
excluding TARP investment	#2
Tangible common equity to assets ratio:	#4
excluding OCI	#1
TARP investment as a percent of market capitalization	#1	(lowest)
Dividend yield (b)	#5
(a)	Banks in peer group include Bank of America, Citigroup, JPMorgan Chase, Northern Trust, PNC Financial Services, State Street, US Bancorp and Wells Fargo. Tier 1 and tangible common equity to assets ratios are as of 12/31/08, as 3/31/09 data is not currently available for all bank peers. Dividend yield and TARP investment as a percent of market capitalization are as of 3/31/09.
(b)	The Bank of New York Mellon Corporation dividend yield based upon $0.09 quarterly dividend.

Source: Industry analysis/company reports

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	March 31, 2009	Dec. 31, 2008	March 31, 2008
Loans:
Commercial real estate	$190	$124	$49
Other residential mortgages	151	99	33
Commercial	65	60	50
Wealth management	4	1	-
Foreign	2	-	78
Total nonperforming loans	412	284	210
Other assets owned	9	8	5
Total nonperforming assets	$421	$292	$215
Nonperforming loans ratio	1.0%	0.7%	0.4%
Allowance for loan losses/nonperforming loans	114.1	146.1	149.5
Total allowance for credit losses/nonperforming loans	135.7	186.3	231.9

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(dollar amounts in millions)	March 31, 2009	Dec. 31, 2008	March 31, 2008
Allowance for credit losses – beginning of period	$529	$494	$494
Provision for credit losses	80	60	16
Adoption of SFAS No. 159	-	-	(10)
Net (charge-offs)/recoveries:
Commercial	(22)	(11)	(6)
Commercial real estate	(17)	(3)	-
Other residential mortgages	(12)	(11)	(2)
Foreign	-	1	(5)
Wealth management	-	(1)	-
Leasing	1	-	-
Total net (charge-offs) recoveries	(50)	(25)	(13)
Allowance for credit losses – end of period	$559	$529	$487
Allowance for loan losses	$470	$415	$314
Allowance for unfunded commitments	89	114	173

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

MERGER UPDATE - INTEGRATION MILESTONES

Revenue Synergies

	1Q09 Actual	Target
(in millions)		2009	2010	2011
Annualized revenue synergies	$186	$215-275	$270-350	$325-425

Expense Synergies

	------------------------Actual------------------------					----Cumulative Target----
(dollar amounts in millions)	1Q08	2Q08	3Q08	4Q08	1Q09	2009	2010
Expense synergies	$118	$131	$144	$157	$173	$710/84%	$850

# of net positions eliminated (cumulative)	1,873	2,075	2,486	2,827	2,973		3,200

Business Segment Expense Synergies Achieved (in millions)	1Q08	2Q08	3Q08	4Q08	1Q09
Asset Management	$10	$10	$12	$12	$13
Wealth Management	6	7	8	9	10
Asset Servicing	44	51	55	61	67
Issuer Services	12	14	15	17	19
Clearing Services	2	2	2	2	3
Treasury Services	14	15	17	20	21
Subtotal	88	99	109	121	133
Other	30	32	35	36	40
Total	$118	$131	$144	$157	$173
Total – annualized	$472	$524	$576	$628	$692

M&I Charges (The Bank of New York Mellon Corporation)

(dollar amounts in millions)		Cumulative through 1Q09(a)
	1Q09 Total Expense	Expense	Included in Goodwill	Total	Total Estimated
Personnel-related (b)	$16	$354	$123	$477	$560
Integration/conversion	43	499	-	499	600
One-time costs (c)	9	57	44	101	153
Transaction costs (d)	-	117	45	162	162

Total	$68	$1,027	$212	$1,239	$1,475
% of total estimated	5%	70%	14%	84%
(a)	Represents total M&I charges from 4Q06 – 1Q09.
(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related expenses, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.

Service Quality Goals for 2010 – Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

- BNY Mellon #1 rated custodian among the large custodian peer group

> R&M Global Custody Survey (March 2009)

> Global Custodian Survey (January 2009)

> Global Investor Survey (May 2008)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

BUSINESS SEGMENTS

During the first quarter of 2009, we moved the financial results of the execution business to the Other segment from the Clearing Services segment. Historical segment results for Clearing Services and Other have been restated to reflect this change.

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions unless otherwise noted)	2008				2009	1Q09 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08		4Q08
Revenue:
Asset and wealth management:
Mutual funds	$323	$340	$328	$297	$263	(19)%		(11)%
Institutional clients	304	290	265	193	181	(40)		(6)
Private clients	45	47	43	35	32	(29)		(9)
Total asset and wealth management	672	677	636	525	476	(29)		(9)
Performance fees	20	16	3	44	7	(65)		(84)
Distribution and servicing	86	99	93	93	92	7		(1)
Other	(26)	4	(45)	(100)	(95)	N/M		5
Total fee and other revenue	752	796	687	562	480	(36)		(15)
Net interest revenue	15	11	10	43	16	7		(63)
Total revenue	767	807	697	605	496	(35	)(a)	(18	)(a)
Noninterest expense (ex. intangible amortization and support agreement charges)	557	528	489	478	412	(26)		(14)
Income before taxes (ex. intangible amortization and support agreement charges)	210	279	208	127	84	(60)		(34)
Support agreement charges	-	5	328	2	(14)	N/M		N/M
Amortization of intangible assets	62	68	64	61	55	(11)		(10)
Income before taxes	$148	$206	$(184)	$64	$43	(71)%		(33)%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP (b)	27%	34%	(17)%	21%	20%

Market value of assets under management at period-end (in billions)	$1,029	$1,040	$995	$862	$818	(21)%		(5)%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(8)	$(8)	$(6)	$(23)	$(2)
Money market (in billions)	$29	$21	$14	$28	$(11)
(a)	Excluding securities write-downs, 1Q09 vs. 1Q08 and linked quarter growth rates were a negative 33% and a negative 19% (unannualized), respectively.
(b)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and investment write-downs was 29% for 1Q08, 34% for 2Q08, 30% for 3Q08, 27% for 4Q08 and 22% for 1Q09.

N/M - Not meaningful.

KEY POINTS

•	Asset management results continued to reflect the benefit of new business and strong expense control, offset by the challenging market environment.
•

Asset and wealth management fees year-over-year and sequentially reflect the weakness in global market values and the impact of historically low interest rates, partially offset by new business in the institutional and retail channels and positive flows in prime money market mutual funds (shift from Treasury/Government funds).

•

Ongoing expense management in response to the operating environment resulted in 1Q09 noninterest expense ( ex. intangible amortization and support agreement charges) declining 26% year-over-year, and 14% (unannualized) sequentially. The decline over both periods reflects staff reductions, consolidation of investment processes and continued fund mergers. Year-over-year total compensation expense declined 29%.

•	For 1Q09, income before tax excluding intangible amortization, support agreement charges and investment write-downs would have been $118 million and pre-tax operating margin would have been 22%.
•	Stronger investment performance resulted in market share gains domestically and internationally.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, family offices and business enterprises, charitable gift programs and endowments and foundations)

(dollar amounts in millions unless otherwise noted)	2008					2009	1Q09 vs.
	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr	1st Qtr	1Q08	4Q08
Revenue:
Asset and wealth management	$153	$150	$141		$119	$122	(20)%	3%
Other	13	11	22		15	19	46	27
Total fee and other revenue	166	161	163		134	141	(15)	5
Net interest revenue	46	48	50		56	50	9	(11)
Total revenue	212	209	213		190	191	(10)	1
Provision for credit losses	-	(1)	1		-	-	-	-
Noninterest expense (ex. intangible amortization and support agreement charges)	142	142	140		141	128	(10)	(9)
Income before taxes (ex. intangible amortization and support agreement charges)	70	68	72		49	63	(10)	29
Support agreement charges	-	-	15		-	-	-	-
Amortization of intangible assets	13	13	14		14	11	(15)	(21)
Income before taxes	$57	$55	$43		$35	$52	(9)%	49%

Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	33%	33%	27	%(a)	26%	33%

Average loans	$4,390	$4,816	$5,231		$5,309	$5,388	23%	1%
Average deposits	$7,993	$7,782	$7,318		$7,131	$7,058	(12)%	(1)%

Market value of total client assets at period end (in billions)	$164	$162	$158		$139	$132	(20)%	(5)%
(a)	The pre-tax operating margin for 3Q08, excluding support agreement charges and intangible amortization, was 34%.

N/M - Not meaningful.

KEY POINTS

•

Wealth Management results continue to reflect the benefit of strong organic growth, as $13 billion in net inflows over the last twelve months ($2 billion in 1Q09) were driven by the family office platform and the Northeast wealth markets.

•

Total fee and other revenue decreased 15% compared with 1Q08 and increased 5% (unannualized) sequentially. Year-over-year lower equity values more than offset organic growth while on a linked quarter basis, organic growth and higher capital markets fees more than offset lower equity values.

•

Net interest revenue increased 9% year-over-year and decreased 11% (unannualized) sequentially. The year-over-year increase was due primarily to increased loan levels and loan spreads. The sequential decrease reflects lower deposit spreads, partially offset by a record level of jumbo mortgage originations resulting in higher average loan levels.

•

Noninterest expense (excluding intangible amortization and support agreement charges) decreased 10% compared with 1Q08 and 9% (unannualized) sequentially due to continued impact of merger-related synergies and overall expense control. Strong expense management resulted in flat operating leverage year-over-year and 1,000 basis points of positive operating leverage sequentially.

•	Wealth Management has a presence in 15 of the top 25 domestic wealth markets.
•	Continued to gain market share, driven by 13 consecutive quarters of positive net client flows.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions	2008						2009		1Q09 vs.
unless otherwise noted)	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr		1st Qtr		1Q08	4Q08
Revenue:
Securities servicing fees - asset servicing	$859	$821	$769		$742		$583		(32)%	(21)%
Foreign exchange and other trading activities	200	224	261		366		199		(1)	(46)
Other	44	36	47		25		48		9	92
Total fee and other revenue	1,103	1,081	1,077		1,133		830		(25)	(27)
Net interest revenue	222	213	240		411		249		12	(39)
Total revenue	1,325	1,294	1,317		1,544		1,079		(19)	(30)
Noninterest expense (ex. intangible amortization and support agreement charges)	733	812	821		830		699		(5)	(16)
Income before taxes (ex. intangible amortization and support agreement charges)	592	482	496		714		380		(36)	(47)
Support agreement charges	14	(14)	381		160		6		(57)	N/M
Amortization of intangible assets	7	5	6		6		7		-	17
Income before taxes	$571	$491	$109		$548		$367		(36)%	(33)%

Memo: Securities lending revenue	245	202	155		187		90		(63)	(52)

Average deposits	$46,092	$48,436	$51,492		$64,500		$57,084		24%	(11)%

Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	44%	38%	9	%(a)	36	%(a)	35	%(a)
Market value of securities on loan at period-end (in billions) (b)	$660	$588	$470		$326		$293		(56)%	(10)%
Global collateral management balances at period-end (in billions)	$1,864	$1,702	$2,035		$1,796		$1,756		(6)%	(2)%
(a)	The pre-tax operating margin excluding support agreement charges and intangible amortization was 38% in 3Q08, 46% in 4Q08 and 35% in 1Q09.
(b)	Represents the total amount of securities on loan both cash and non-cash, managed by the Asset Servicing segment.

N/M – Not meaningful.

KEY POINTS

•

In Asset Servicing, continued strong new business ($1.9 trillion AUC over the last 12 months) and strong expense control helped mitigate the impact of weaker market values, lower market volatility and historically low interest rates.

•

Asset servicing fees year-over-year and sequentially reflect the benefit of new business over the past year, offset by lower securities lending fees, lower market levels and transaction volumes and a stronger U.S. dollar.

•	Securities lending fees decreased $155 million compared with 1Q08 and $97 million sequentially reflecting lower spreads, lower market valuations and overall de-leveraging in the financial markets.
•

Foreign exchange and other trading was essentially flat year-over-year and declined 46% (unannualized) compared to the record 4Q08. The year-over-year results reflect lower volumes largely offset by increased volatility while the sequential decline reflects both lower volatility and volumes.

•

Net interest revenue increased 12% compared to the prior year and decreased 39% (unannualized) sequentially. The increase year-over-year reflects increased deposit levels while the sequential quarter decrease resulted from lower deposit levels, down from historical highs in 4Q08, and lower spreads.

•

Strong expense control as well as the continued impact of merger-related synergies resulted in noninterest expense declining 5% year-over-year and 16% (unannualized) sequentially. The declines over both periods were driven by declines in nearly all expense categories, including compensation expense, which decreased 9% year-over-year and approximately 12% (unannualized) on a linked quarter basis.

•	1Q09 new business wins totaled $335 billion.
•	R&M Global Custody Survey – BNY Mellon ranked #1 overall for the second consecutive year.
•	Global Investor Magazine FX Survey – #1 FX provider including Best FX Service Overall.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

	2008				2009	1Q09 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
Revenue:
Securities servicing fees - issuer services	$374	$443	$475	$392	$363	(3)%	(7)%
Other	33	36	54	44	41	24	(7)
Total fee and other revenue	407	479	529	436	404	(1)	(7)
Net interest revenue	153	176	170	211	200	31	(5)
Total revenue	560	655	699	647	604	8	(7)
Noninterest expense (ex. intangible amortization)	318	347	349	318	297	(7)	(7)
Income before taxes (ex. intangible amortization)	242	308	350	329	307	27	(7)
Amortization of intangible assets	20	20	21	20	21	5	5
Income before taxes	$222	$288	$329	$309	$286	29%	(7)%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	43%	47%	50%	51%	51%

Number of depositary receipt programs	1,315	1,322	1,354	1,338	1,330	1%	(1)%
Average deposits	$27,632	$30,557	$29,546	$34,294	$45,963	66%	34%

KEY POINTS

•

Issuer Services results continued to be favorably impacted by higher customer deposit balances and the benefit of new business, partially offset by the challenging operating environment in the domestic Corporate Trust businesses as well as lower overall corporate action activity and lower equity markets.

•	Total revenue grew 8% compared to 1Q08 and decreased 7% (unannualized) sequentially driven by:

•

Corporate Trust – Year-over-year revenue growth resulting from higher net interest revenue reflecting higher customer deposit balances as well as the benefit of new business in the Global and Corporate businesses, was partially offset by lower revenue in the Structured and Municipal businesses.

•	Depositary Receipts – Total revenue increased year-over-year and declined linked quarter. Both periods benefited from new business and were impacted by the timing of corporate action fees.
•

Shareowner Services – Revenue decreased both year-over-year and sequentially resulting from lower overall corporate action activity and the impact of lower equity values on employee stock option plan fees.

•

Strong expense control resulted in a 7% decrease in noninterest expense both year-over-year and linked quarter driven by a 17% and 8% (unannualized) decline in total compensation expense compared to 1Q08 and 4Q08, respectively. Compared to 1Q08, the decrease in noninterest expense contributed to approximately 1,500 basis points of positive operating leverage.

•	Continued to maintain #1 market position in all three Issuer Services businesses – increased market share in Corporate Trust and Depositary Receipts businesses.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

	2008				2009	1Q09 vs.
(dollar amounts in millions) (a)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
Revenue:
Securities servicing fees – clearing services	$250	$259	$254	$277	$249	-%	(10)%
Other	53	64	63	72	72	36	-
Total fee and other revenue	303	323	317	349	321	6	(8)
Net interest revenue	75	75	75	96	82	9	(15)
Total revenue	378	398	392	445	403	7	(9)
Noninterest expense (ex. intangible amortization)	263	291	282	268	252	(4)	(6)
Income before taxes (ex. intangible amortization)	115	107	110	177	151	31	(15)
Amortization of intangible assets	6	6	8	6	7	17	17
Income before taxes	$109	$101	$102	$171	$144	32%	(16)%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	30%	27%	28%	40%	37%

Average active accounts (in thousands)	5,170	5,280	5,442	5,472	5,452	5%	-%
Average margin loans	$5,245	$5,791	$5,754	$4,871	$4,207	(20)%	(14)%
Average payables to customers and broker-dealers	$4,942	$5,550	$5,910	$5,570	$3,797	(23)%	(32)%
(a)	In the first quarter of 2009, the financial results of the execution businesses were reclassified from the Clearing Services segment to the Other segment. All prior periods have been reclassified.

KEY POINTS

•	Clearing Services results reflect the benefit of strong expense control which helped mitigate the impact of weaker market values, lower market volatility and low interest rates.

•

Total fee and other revenue increased 6% compared with 1Q08 due primarily to higher trading revenue, partially offset by lower asset values and money market related fees. Compared with 4Q08, fee and other revenue decreased 8% (unannualized) primarily due to both lower average daily trading volumes and money market related fees.

•

Net interest revenue increased 9% compared with 1Q08 driven by higher customer balances partially offset by narrower spreads. Net interest revenue decreased 15% (unannualized) sequentially due to lower customer balances and narrower spreads.

•

Strong expense control resulted in year-over-year and linked quarter declines in noninterest expense. Compared to 1Q08 noninterest expense declined 4% contributing to 1,100 basis points of positive operating leverage. Noninterest expense decreased 6% (unannualized) sequentially. The declines from both prior periods were driven by lower compensation expense, which decreased 13% and 12% (unannualized), compared to 1Q08 and 4Q08, respectively.

•	Increased market position as #1 provider to the introducing broker-dealer segment.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2008				2009	1Q09 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q08	4Q08
Revenue:
Treasury services	$121	$125	$125	$130	$121	-%	(7)%
Other	106	130	137	101	118	11	17
Total fee and other revenue	227	255	262	231	239	5	3
Net interest revenue	182	153	158	233	158	(13)	(32)
Total revenue	409	408	420	464	397	(3)	(14)
Noninterest expense (ex. intangible amortization)	205	203	202	204	195	(5)	(4)
Income before taxes (ex. intangible amortization)	204	205	218	260	202	(1)	(22)
Amortization of intangible assets	7	7	6	7	6	(14)	(14)
Income before taxes	$197	$198	$212	$253	$196	(1)%	(23)%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	50%	50%	52%	56%	51%

Average loans	$15,344	$15,606	$14,671	$16,040	$13,612	(11)%	(15)%
Average deposits	$20,056	$17,316	$18,397	$30,052	$24,867	24%	(17)%

KEY POINTS

•	Treasury Services results primarily reflect the impact of market share gains and continued expense control, offset by lower net interest revenue.

•

Total fee and other revenue increased 5% compared to 1Q08 and 3% (unannualized) sequentially, as the impact of new business was offset by lower global payment volumes. Also contributing to the increase over both periods was higher capital markets related fees.

•

Net interest revenue declined $24 million compared to 1Q08 and $75 million sequentially. The year-over-year decline was primarily due to lower spreads and loan volumes, while the sequential decline was driven by lower deposit and loan levels, and lower spreads.

•	Noninterest expense decreased 5% compared with 1Q08 and 4% (unannualized) sequentially reflecting overall expense control.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, the results of Mellon United National Bank, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis) (a)	2008				2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Revenue:
Fee and other revenue	$31	$(102)	$(101)	$(1,020)	$(269)
Net interest revenue (expense)	80	(261)	5	27	41
Total revenue	111	(363)	(96)	(993)	(228)
Provision for credit losses	16	26	29	60	80
Noninterest expense (ex. goodwill impairment, restructuring charges, intangible amortization and M&I expenses)	132	161	90	75	131
Income (loss) before taxes (ex. goodwill impairment, restructuring charges, intangible amortization and M&I expenses)	(37)	(550)	(215)	(1,128)	(439)
Goodwill impairment	-	-	-	-	50
Restructuring charges	-	-	-	181	10
Amortization of intangible assets	7	5	1	2	1
M&I expenses:
The Bank of New York Mellon Corporation	121	146	107	97	68
Acquired Corporate Trust Business	5	3	4	-	-
Total M&I expenses	126	149	111	97	68
Income (loss) before taxes	$(170)	$(704)	$(327)	$(1,408)	$(568)
(a)	In the first quarter of 2009, the financial results of the execution businesses were reclassified from Clearing Services to the Other segment. All prior periods have been reclassified.

KEY POINTS

•	Fee and other revenue decreased $300 million compared to 1Q08 and increased $751 million compared to 4Q08 with the variances over both periods primarily due to the level of investment write-downs.

•	Net interest revenue decreased $39 million compared to 1Q08 reflecting the impact of the changing interest rate environment on Corporate Treasury allocations.

•

Noninterest expense (excluding goodwill impairment, restructuring charges, intangible amortization and M&I expenses) was flat compared to 1Q08 and increased $56 million sequentially. The sequential increase primarily reflects higher corporate level expenses, including higher payroll tax and pension expense.

•	The 1Q09 goodwill impairment charge related to our Mellon United National Bank subsidiary. The restructuring charges in 4Q08 and 1Q09 relate to the 4Q08 announcement of a 4% reduction in staff.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION - EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with GAAP. We believe that the supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends of our business. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management internally monitors financial performance. These non-GAAP items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them to be particularly relevant or useful in evaluating the operating performance of our business segments.

Reconciliation of net income and EPS – GAAP to Non-GAAP (in millions, except per common share amounts)	1Q09			4Q08			1Q08
	Net income	EPS		Net income	EPS		Net income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$322	$0.28		$28	$0.02		$746	$0.65
Discontinued operations (income) loss	-	-		(1)	-		3	-
Extraordinary loss on consolidation of commercial paper conduits, net of tax	-	-		26	0.02		-	-
Continuing operations	322	0.28		53	0.05	(a)	749	0.65
M&I expenses	41	0.04		58	0.05		75	0.07
Restructuring charges	7	0.01		107	0.09		-	-
Support agreement charges	(5)	-		97	0.08		8	0.01
Goodwill impairment	31	0.03		-	-		-	-
Continuing operations excluding M&I expenses, restructuring charges, support agreement charges and goodwill impairment	396	0.34	(a)	315	0. 27		832	0.73
Investment write-downs	214	0.19		752	0.65		43	0.04
Continuing operations excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment and investment write-downs	610	0.53		1,067	0.93	(a)	875	0.76	(a)
Intangible amortization	66	0.06		71	0.06		75	0.07
Continuing operations excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment, investment write-downs and intangible amortization	$676	$0.59		$1,138	$0.99		$950	$0.83
(a)	Does not foot due to rounding.

Reconciliation of total revenue (dollar amounts in millions)					1Q09 vs.
	1Q09		4Q08	1Q08	1Q08	4Q08
Fee and other revenue	$2,138		$1,816	$2,980	(28)%	18%
Investment write-downs	347	(a)	1,241	73	N/M	N/M
Total fee and other revenue – Non-GAAP	2,485		3,057	3,053	(19)	(19)
Net interest revenue	792		1,070	767	3	(26)
Total revenue excluding investment write-downs – Non-GAAP	$3,277		$4,127	$3,820	(14)%	(21)%
(a)	Includes $295 million recorded in net securities gains (losses) and $52 million recorded in investment income.
N/M	– Not meaningful.

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin (FTE) (dollars in millions)
	1Q09	4Q08	1Q08
Income from continuing operations before income taxes – GAAP	$508	$(44)	$1,119
FTE increment	12	16	15
Income from continuing operations before income taxes (FTE)	520	(28)	1,134
Investment write-downs	347 (a)	1,241	73
M&I expenses	68	97	126
Restructuring charges	10	181	-
Support agreement charges	(8)	163	14
Goodwill impairment	50	-	-
Intangible amortization	108	116	122
Income from continuing operations before income taxes (FTE) excluding investment write-downs, M&I expenses, restructuring charges, goodwill impairment, support agreement charges and intangible amortization	$1,095	$1,770	$1,469
Fee and other revenue – GAAP	$2,138	$1,816	$2,980
Add: FTE increment – Fee revenue	8	9	9
Net interest revenue – GAAP	792	1,070	767
Add: FTE increment – Net interest revenue	4	7	6
Total revenue (FTE)	2,942	2,902	3,762
Add: Investment write-downs	347 (a)	1,241	73
Total revenue (FTE) excluding investment write-downs	$3,289	$4,143	$3,835
Pre-tax operating margin (FTE) (b)	18%	(1)%	30%
Pre-tax operating margin (FTE) excluding investment write-downs, M&I expenses, restructuring charges, support agreement charges, goodwill impairment and intangible amortization (b)	33%	43%	38%
(a)	Includes $295 million recorded in net securities gains (losses) and $52 million recorded in investment income.
(b)	Income before taxes divided by total revenue (FTE).

Return on common equity and tangible common equity
(dollars in millions)	1Q09	4Q08	1Q08
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$322	$28	$746
Add: Intangible amortization	66	71	75
Net income applicable to common shareholders of The Bank of New York Mellon Corporation before extraordinary loss excluding intangible amortization	388	99	821
Discontinued operations (income) loss	-	(1)	3
Extraordinary loss on consolidation of commercial paper conduits, net of tax	-	26	-
Continuing operations	388	124	824
Add: M&I expenses	41	58	75
Restructuring charges	7	107	-
Support agreement charges	(5)	97	8
Goodwill impairment	31	-	-
Investment write-downs	214	752	43
Net income from continuing operations before extraordinary loss excluding intangible amortization, M&I expenses, restructuring charges, support agreement charges, goodwill impairment and investment write-downs	$676	$1,138	$950
Average common shareholders’ equity	$25,189	$26,812	$29,551
Less: Average goodwill	15,837	16,121	16,581
Average intangible assets	5,752	5,763	6,221
Add: Deferred tax liability – tax deductible goodwill	624	599	516
Deferred tax liability – non-tax deductible intangible assets	1,808	1,841	1,986
Average tangible common shareholders’ equity	$6,032	$7,368	$9,251
Return on tangible common equity before extraordinary loss – GAAP	26.1%	6.7%	35.8%
Return on tangible common equity before extraordinary loss excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment and investment write-downs	45.5%	61.5%	41.4%
Return on common equity before extraordinary loss – GAAP	5.2%	0.8%	10.2%
Return on common equity before extraordinary loss excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment, investment write-downs and intangible amortization	10.9%	16.9%	12.9%

The Bank of New York Mellon Corporation 1Q09 Quarterly Earnings Review

Calculation of tangible common shareholders’ equity to assets (dollars in millions)
	1Q09	4Q08	1Q08
Common shareholders’ equity at period end	$25,415	$25,264	$28,475
Less: Goodwill	15,805	15,898	16,581
Intangible assets	5,717	5,856	6,353
Add: Deferred tax liability – tax deductible goodwill	624	599	516
Deferred tax liability – non-tax deductible intangible assets	1,808	1,841	1,986
Tangible common shareholders’ equity at period end	$6,325	$5,950	$8,043
Total assets at period end	$203,478	$237,512	$204,935
Less: Goodwill	15,805	15,898	16,581
Intangible assets	5,717	5,856	6,353
Cash on deposit with the Federal Reserve and other central banks (a)	29,679	53,278	1,236
U.S. Government-backed commercial paper (a)	-	5,629	-
Tangible total assets at period end	$152,277	$156,851	$180,765
Tangible common shareholders’ equity to tangible assets	4.2%	3.8%	4.4%
(a)	Assigned a zero percent risk weighting by the regulators.